UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 15, 2013, Casey’s General Stores, Inc. (the “Company”) reported March 2013 same-store sales results for stores open for one full year. Same-store sales for prepared food and fountain increased 3.6%, and grocery and other merchandise decreased 1.7% in March 2013 compared to March 2012.

Same-store gasoline gallons sold increased 0.6% in March 2013 compared to March 2012. The gasoline margin was above the Company’s fiscal 2013 goal of 14.0 cents per gallon. The average retail price of gasoline sold during March 2013 was $3.54 per gallon.

The significant difference in weather throughout the Midwest this March compared to March a year ago adversely impacted same store sales. The prepared food and fountain category was impacted by approximately 3-4%, grocery and other merchandise by approximately 6-7%, and gasoline gallons sold by approximately 2-3%.

The information contained in this Item is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: April 15, 2013	By:	/S/ WILLIAM J. WALLJASPER
William J. Walljasper
Senior Vice President and
Chief Financial Officer